Exhibit 99.2

Itron, Inc. Announces Proposed Offering of $300 Million of Senior Notes Due 2025

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--December 5, 2017--Itron, Inc. (Nasdaq: ITRI) (the “Company”) today announced the commencement of a private offering of $300 million aggregate principal amount of senior notes due 2025 (the “Notes”), subject to market and other conditions. The offering of the Notes is part of the financing of the merger consideration for the previously announced acquisition of Silver Spring Networks, Inc. (“Silver Spring”) by the Company (the “Silver Spring Acquisition”). At the closing of the Silver Spring Acquisition, Silver Spring will become a wholly-owned subsidiary of the Company.

The Company intends to use the net proceeds from the offering of the Notes, together with cash on hand and borrowings under the Company’s senior credit facilities, to fund the merger consideration of the Silver Spring Acquisition, refinance existing Company indebtedness and Silver Spring indebtedness and pay fees and expenses in connection with the foregoing.

The Notes will be offered in the United States to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S under the Securities Act. The Notes and, from and after the closing of the Silver Spring Acquisition, the related guarantees will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release is for informational purposes only and is neither an offer to buy or sell nor a solicitation of an offer to buy or sell the securities described herein. There shall not be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

No Offer or Solicitation

This communication is neither an offer to sell, nor a solicitation of an offer to buy any securities, the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable law.

Forward Looking Statements

This communication may contain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates, forecasts and projections. Statements that are not historical facts, including statements about beliefs, plans and expectations are forward-looking statements. Statements that include words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “potential”, “continue”, “goals”, “targets” and variations of these words (or negatives of these words) or similar expressions of a future or forward-looking nature identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions are forward-looking statements. Forward-looking statements are based on current expectations and are subject to a number of risks, factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements include, without limitation: the risk that Silver Spring’s stockholders do not approve the transaction; uncertainties as to the timing of the transaction; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the impact of indebtedness incurred by Itron in connection with the transaction and the potential impact on the rating of indebtedness of Itron; legal proceedings that may be instituted against Itron or Silver Spring and others following announcement of the proposed transaction; the effects of the business combination of Itron and Silver Spring, including the combined company’s future financial condition, operating results, strategy and plans.

About Itron

Itron is a world-leading technology and services company dedicated to the resourceful use of energy and water. We provide comprehensive solutions that measure, manage and analyze energy and water. Our broad product portfolio includes electricity, gas, water and thermal energy measurement devices and control technology; communications systems; software; as well as managed and consulting services. With thousands of employees supporting nearly 8,000 customers in more than 100 countries, Itron applies knowledge and technology to better manage energy and water resources. Together, we can create a more resourceful world. Join us: www.itron.com.

Itron® is a registered trademark of Itron, Inc. All third party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

CONTACT:
Itron, Inc.
Barbara Doyle, 509-891-3443
Vice President, Investor Relations
barbara.doyle@itron.com
or
Rebecca Hussey, 509-891-3574
Program Manager, Investor Relations
rebecca.hussey@itron.com